Exhibit 10.40

SAVARA INC.

AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

This Amended and Restated Executive Employment Agreement (the “Agreement”) is entered into as of October 17, 2025 (the “Effective Date”) by and between Savara Inc. (the “Company”), and Yasmine Wasfi (“Executive”). This Agreement amends and restates and supersedes in its entirety the Amended and Restated Executive Employment Agreement dated December 9, 2024, entered into by and between the Executive and the Company (the “Prior Agreement”).

WHEREAS, the Company desires to employ Executive as the Company’s Chief Medical Officer pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Executive agree as follows:

1.
Duties and Scope of Employment.
(a)
Position and Duties; Term. As of the Effective Date, Executive will serve as the Chief Medical Officer, reporting to the Chief Executive Officer (the “CEO”). Executive will render such business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to Executive by the CEO. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.”
(b)
Obligations. During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote substantially all of Executive’s business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any employment, occupation or consulting activity for any direct or indirect remuneration, without the prior approval of the CEO.
2.
At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without cause or notice except as noted under the terms of this Agreement. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of Executive’s employment with the Company. However, as described in this Agreement, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.
3.
Compensation.
(a)
Base Salary. During the Employment Term, the Company will pay Executive an annual salary of $505,000 as compensation for services (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholdings. This salary may be adjusted pursuant to Section 3(c) of this Agreement.

(b)
Bonus. Executive will be eligible to receive an annual performance-based bonus of up to 40% of Executive’s Base Salary upon achievement of performance objectives to be determined by the CEO, the Board of Directors of the Company (the “Board”), or the Compensation Committee of the Board (the “Compensation Committee”) or the Board’s or Compensation Committee’s delegate, in its sole discretion (the “Target Bonus”). The amount of the Target Bonus paid to Executive will be determined at the sole discretion of the CEO, the Board or the Compensation Committee and will be paid in accordance with the Company’s normal payroll practices, subject to Executive’s continued employment with the Company through the payment date.
(c)
Review and Adjustments. Executive’s Base Salary, Target Bonus, and other compensatory arrangements will be reviewed from time to time by the Board or the Compensation Committee with respect to performance or market-based adjustments.
(d)
Equity Awards. Executive will be eligible to receive annual equity compensation grants under the Company’s 2024 Omnibus Incentive Plan and may receive additional equity grants from time to time, in the sole discretion of the CEO, the Board, or the Compensation Committee or the Board’s or Compensation Committee’s delegate.
4.
Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time. Executive also will be entitled to paid vacation of three (3) weeks per year in accordance with the Company’s vacation policies, with the timing and duration of specific hours off mutually and reasonably agreed to by the parties hereto.
5.
Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s Business Travel and Expense Policy as in effect from time to time.
6.
Termination of Employment.
(a)
Termination Outside the Change of Control Period. Except as otherwise set forth in Section 6(c), if, outside the Change of Control Period, the Company terminates Executive’s employment with the Company without Cause, or Executive resigns from such employment for Good Reason, then, subject to Section 7, Executive will receive the following severance benefits:
(i)
Cash Severance. A lump sum in an amount equal to the sum of (1) twelve (12) months’ Base Salary, plus (2) a pro-rated portion of Executive’s Target Bonus based on the number of days the Executive was employed by the Company during the relevant performance period.
(ii)
Continued Employee Benefits. Subject to Section 6(d) below, the Company will reimburse Executive for payments Executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (A) twelve (12) months from the date of Executive’s termination of employment, or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans, provided Executive timely elects and pays for COBRA coverage and remains eligible for COBRA coverage.

(iii)
Acceleration of Vesting. All outstanding unvested options that would have otherwise vested had Executive remained employed by the Company for twelve (12) months following Executive’s termination date shall immediately vest upon Executive’s termination of employment. For the avoidance of doubt, in the event that the Company terminates Executive’s employment with the Company other than for Cause, death, or Disability, or Executive resigns from such employment for Good Reason prior to any Change of Control, any of Executive’s then- outstanding and unvested Company equity awards will remain outstanding and unvested until the earlier of (a) the date three (3) months after the date of such termination, or (b) a Change of Control, and if no Change of Control has occurred by the date three (3) months after such termination, such unvested Company equity awards will be forfeited permanently and never will vest, and Executive will have no further rights thereto.

For the avoidance of doubt, if (A) the Company terminates Executive’s employment with the Company other than for Cause, death or Disability, or Executive resigns from such employment for Good Reason prior to any Change of Control, which qualifies Executive for severance benefits pursuant to this Section 6(a) and (B) a Change of Control occurs within the three (3)-month period following such termination, which would otherwise qualify Executive for superior severance benefits under Section 6(b), then Executive instead will be eligible to receive such superior severance benefits under Section 6(b), which will be reduced by the applicable amount, if any, previously paid under this Section 6(a), and, subject to Section 7, will be paid in a lump sum on the first payroll date immediately following such Change of Control.

(b)
Termination without Cause or Resignation for Good Reason within the Change of Control Period. Except as otherwise set forth in Section 6(c), if, within the Change of Control Period, the Company terminates Executive’s employment with the Company without Cause or Executive resigns from such employment for Good Reason, then, subject to Section 7, Executive will receive the following severance benefits from the Company:
(i)
Cash Severance. A lump sum severance payment equal to (a) eighteen (18) months of Executive’s then-current Base Salary, plus (b) 100% of Executive’s Target Bonus, plus (c) a pro-rated portion of Executive’s Target Bonus based on the number of days Executive was employed by the Company during the relevant performance period.
(ii)
Continued Employee Benefits. A taxable lump sum payment equal to the amount Executive would pay for continued healthcare coverage pursuant to COBRA eighteen (18) months from the date of Executive’s termination of employment (which amount will be determined based on the premium for the first month of COBRA coverage), which will be made regardless of whether Executive elects COBRA continuation coverage.
(iii)
Acceleration of Vesting. All of Executive’s outstanding unvested Company equity awards shall be deemed fully vested upon Executive’s termination of employment.
(c)
Termination Upon Death or Disability. If Executive’s employment with the Company terminates due to Executive’s death or Disability at any time, then, subject to Section 7, Executive and/or Executive’s estate or beneficiaries (as the case may be) will receive the following severance benefits:

(i)
Cash Severance. A lump sum in an amount equal to the sum of (1) twelve (12) months’ Base Salary, plus (2) a pro-rated portion of Executive’s Target Bonus based on the number of days the Executive was employed by the Company during the relevant performance period.
(ii)
Continued Employee Benefits. Subject to Section 6(d) below, the Company will reimburse Executive and/or Executive’s estate or beneficiaries (as the case may be) for payments Executive makes for continued healthcare coverage pursuant to COBRA until the earlier of (A) twelve (12) months from the date of Executive’s termination of employment, or (B) the date upon which Executive and Executive’s eligible dependents become covered under similar plans, provided Executive or Executive’s authorized legal representative (as the case may be) timely elects and pays for COBRA coverage and remains eligible for COBRA coverage.
(iii)
Acceleration of Vesting. All outstanding unvested options that would have otherwise vested had Executive remained employed by the Company for twelve (12) months following Executive’s termination date shall immediately vest upon Executive’s termination of employment. For the avoidance of doubt, in the event that the Executive’s employment with the Company terminates due to Executive’s death or Disability, any of Executive’s then-outstanding and unvested Company equity awards will remain outstanding and unvested until the earlier of (a) the date three (3) months after the date of such termination, or (b) a Change of Control, and if no Change of Control has occurred by the date three (3) months after such termination, such unvested Company equity awards will be forfeited permanently and never will vest, and Executive will have no further rights thereto.
(d)
COBRA Reimbursements. If the Company determines in its sole discretion that it cannot, without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), provide any COBRA reimbursements that otherwise would be due to Executive under this Section 6, the Company will, in lieu of any such reimbursements to which Executive is entitled under Section 6, provide to Executive a taxable monthly payment over the applicable COBRA reimbursement period in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage at coverage levels in effect immediately prior to Executive’s termination (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage.
(e)
Voluntary Resignation; Termination for Cause. If Executive’s employment with the Company terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.
(f)
Accrued Compensation. For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company, Executive will be entitled to receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements through date of termination.

(g)
Exclusive Remedy. In the event of a termination of Executive’s employment with the Company or its Affiliates, the provisions of this Section 6 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity. Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 6.
7.
Conditions to Receipt of Severance.
(a)
Separation Agreement and Release of Claims. The receipt of any severance pursuant to Sections 6(a), 6(b) or 6(c) will be subject to Executive or Executive’s authorized legal representative (as the case may be) signing and not revoking a separation agreement and release of claims agreement in the form attached hereto as Exhibit A (the “Release”) and provided that such Release becomes effective and irrevocable no later than sixty (60) days following the termination date (the “Release Deadline”). If the Release does not become effective and irrevocable by the Release Deadline, Executive will forfeit any rights to severance under this Agreement. In no event will severance payments or benefits be paid or provided until the Release becomes effective and irrevocable.
(b)
Section 409A.
(i)
Notwithstanding anything to the contrary in this Agreement, no Deferred Payments will be paid or otherwise provided until Executive has a “separation from service” within the meaning of Section 409A. Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.
(ii)
Any severance payments or benefits under this Agreement that would be considered Deferred Payments will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 7(b)(iii). Except as required by Section 7(b)(iii), any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments shall be made as provided in this Agreement. In no event will Executive have discretion to determine the taxable year of payment for any Deferred Payments.
(iii)
Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments that are payable within the first six (6) months following Executive’s separation from service, will, to the extent required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, become payable on the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.
(iv)
Any amount paid under this Agreement that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments.
(v)
Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments.
(vi)
The foregoing provisions and all compensation and benefits provided for under this Agreement are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be exempt or so comply. The Company and Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A. In no event will the Company reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.
8.
Limitation on Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to Executive (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) but for this Section 8, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s severance benefits under Section 6 will be either:
(a)
delivered in full, or
(b)
delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. If a reduction in severance and other benefits constituting “parachute payments” is necessary so that benefits are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments; (ii) cancellation of awards granted “contingent on a change in ownership or control” (within the meaning of Code Section 280G); (iii) cancellation of accelerated vesting of equity awards; or (iv) reduction of employee benefits. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 8 will be made in writing by a nationally recognized certified professional services firm selected by the Company (the “Firm”) whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 8, the Firm may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Firm such information and documents as the Firm may reasonably request in order to make a determination under this Section 8. The Company will bear all costs the Firm may reasonably incur in connection with any calculations contemplated by this Section 8.

9.
Definition of Terms. The following terms referred to in this Agreement will have the following meanings:
(a)
Cause. “Cause” means shall mean the occurrence of: (i) Executive’s willful misconduct or gross negligence in performance of Executive’s duties, including Executive’s refusal to comply in any material respect with the legal directives of the Board so long as such directives are not inconsistent with Executive’s position and duties, and such refusal to comply is not remedied within ten (10) working days after written notice from the Company, which written notice shall state that failure to remedy such conduct may result in termination for cause; (ii) Executive’s dishonest or fraudulent conduct, a deliberate attempt to do an injury to the Company or the conviction of a felony; or (iii) Executive’s breach of the Proprietary Information and Inventions Agreement entered into with the Company.
(b)
Change of Control. “Change of Control” means the occurrence of any of the following events:
(i)
A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, except that if the holders of Company voting stock immediately before the change in ownership continue to retain, immediately after the change in ownership, in substantially the same proportions as their ownership of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control; or
(ii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board who were serving prior to the date of the appointment or election; or

(iii)
A sale, exchange, or other disposition of all or substantially all of the Company’s assets based on the fair market value of the Company’s assets. For purposes of this subsection (iii), fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined in good faith by the Board without regard to any liabilities associated with such assets.

Notwithstanding the foregoing under this section, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Section 409A. Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (x) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (y) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c)
Change of Control Period. “Change of Control Period” means the period beginning on the date three (3) months prior to the first Change of Control to occur following the Effective Date and ending on the date that is twelve (12) months following such Change of Control.
(d)
Code. “Code” means the Internal Revenue Code of 1986, as amended.
(e)
Deferred Payment. “Deferred Payment” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits, that in each case, when considered together, are considered deferred compensation under Section 409A.
(f)
Disability. “Disability” means that the Board determines that Executive is unable to perform the essential functions of Executive’s duties, even with reasonable accommodation, for a period of more than 90 consecutive days or more than 75% of the business days in any 180 day period due to mental or physical illness or incapacity.
(g)
Good Reason. “Good Reason” means Executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s express written consent: (i) a material adverse change in Executive’s position of employment causing such position to be of materially less stature or of materially less responsibility; (ii) a reduction of more than ten percent (10%) of Executive’s base compensation unless in connection with similar decreases of other similarly situated employees of the Company; or (iii) the Company’s relocation of Executive’s principal work site to a facility or location more than sixty (60) miles from Executive’s principal work site as of the Effective Date. Executive’s resignation will not be deemed to be for Good Reason unless Executive has first provided the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date the Company receives such notice, and such condition has not been cured during such period.
(h)
Section 409A. “Section 409A” means Section 409A of the Code and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time.

(i)
Section 409A Limit. “Section 409A Limit” will mean two (2) times the lesser of: (i) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during the Executive’s taxable year preceding the Executive’s taxable year of Executive’s separation from service as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code for the year in which Executive’s separation from service occurred.
10.
Reaffirmation. Executive agrees and acknowledge that fulfillment of the obligations contained in Executive’s Proprietary Information and Inventions Agreement (the “PIIA”) are necessary to protect the Company’s Intellectual Property Rights (as defined in the PIIA) and to preserve the Company’s value and goodwill. Executive further acknowledges the time, geographic and scope limitations of the obligations not to compete and not to interfere under the PIIA are reasonable, especially in light of the Company’s desire to protect its Proprietary Information, and that Executive will not be precluded from gainful employment if Executive is obligated not to compete or interfere with the Company pursuant to the terms of the PIIA.
11.
Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.
12.
Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally, (ii) one (1) day after being sent by a well-established commercial overnight service, or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Savara Inc.

Attn: Chair of the Compensation Committee of the Board of Directors

One Summit Square

1717 Langhorne Newtown Rd., Suite 300

Langhorne, PA 19047

If to Executive:

at the last residential address known by the Company.

13.
Severability. If, but only to the extent that, any provision of this Agreement is declared or found to be illegal, unenforceable, or void, so that both the Company and the Executive would be relieved of all obligations arising under such provision, it is the agreement of the Company and the Executive that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent. If such amendment is not possible, another provision that is legal and enforceable and achieves the same objective shall be substituted therefore. If the remainder of this Agreement is not affected by such declaration or finding and is capable of substantial performance by both the Company and the Executive, then remainder shall be enforced to the extent permitted by law.
14.
Integration. This Agreement and the PIIA represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including, for the avoidance of doubt, the Prior Agreement. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.
15.
Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.
16.
Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.
17.
Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.
18.
Governing Law. This Agreement will be governed by the laws of the State of Pennsylvania (with the exception of its conflict of laws provisions).
19.
Acknowledgment. Executive acknowledges that she has had the opportunity to discuss this matter with and obtain advice from her private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.
20.
Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.
21.
Mediation. Both parties agree to in good faith attempt to resolve any dispute that may arise under this Agreement or relating to the Executive’s employment with the Company by discussions between the parties. If such dispute is not resolved by the parties within forty-five (45) days of the date the dispute is first presented in writing to the other side, either party may submit such dispute(s) for mediation. The term “mediation” refers to a forum in which an impartial person or persons (the “Mediator”, whether one or more) facilitates communication between parties to promote reconciliation, settlement, or understanding among them. Both parties agree to attempt in good faith to resolve such dispute through mediation. The parties shall mutually select a licensed attorney with mediation experience to mediate their dispute. The mediation shall take place in Philadelphia, Pennsylvania unless otherwise agreed by the parties. The cost of mediation shall be shared equally by the parties to the mediation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year set forth below.

COMPANY:

SAVARA INC.

/s/ David Lowrance	Date: October 20, 2025
Name: David Lowrance
Title: Chief Financial and Administrative Officer

EXECUTIVE:

/s/ Yasmine Wasfi	Date: October 20, 2025
Yasmine Wasfi

[SIGNATURE PAGE TO EXECUTIVE EMPLOYMENT AGREEMENT]

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Yasmine Wasfi (“Employee”) and Savara Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee signed an Amended and Restated Executive Employment Agreement with the Company dated October 17, 2025 (the “Employment Agreement”);

WHEREAS, Employee signed a Proprietary Information and Inventions Assignment Agreement with the Company (the “Confidentiality Agreement”);

WHEREAS, the Company terminated Employee’s employment with the Company effective [___________] (the “Termination Date”); and

[OR]

WHEREAS, Employee voluntarily resigned from employment with the Company effective [Date] the “Separation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, the Company agrees to pay Employee the amounts set forth in Section ___of the Employment Agreement. Employee acknowledges that without this Agreement, she is otherwise not entitled to the consideration listed in this paragraph 1.
2.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

3.
Benefits. [Except as otherwise provided herein,] Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the [Termination Date/Separation Date]
4.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Employee, on her own behalf and on behalf of her respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:
(a)
any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;
(b)
any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Sarbanes-Oxley Act of 2002; the Immigration Control and Reform Act; the National Labor Relations Act; the Labor Management Relations Act; the Occupational Safety and Health Act; the False Claims Act (including the qui tam provisions thereof); the Pregnant Workers Fairness Act; the

Pennsylvania Human Relations Act; the Pennsylvania Whistleblower Law; the Pennsylvania Fair Practices Ordinance; the Pennsylvania Minimum Wage Act; and the Pennsylvania Equal Pay Law;
(e)
any and all claims for violation of the federal or any state constitution;
(f)
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)
any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
(h)
any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Employee may have to unemployment compensation benefits or workers’ compensation benefits. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

5.
Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that: (a) she should consult with an attorney prior to executing this Agreement; (b) she has twenty-one (21) days within which to consider this Agreement; (c) she has seven (7) days following her execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that she has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period. (<< to be modified in accordance with the ADEA, the Older Workers’ Benefit Protection Act, and other applicable law, as necessary and appropriate, including if the separation is part of a group separation requiring additional consideration periods and disclosures >>)
6.
Unknown Claims. Employee acknowledges that she has been advised to consult with legal counsel and that she is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in her favor at the time of executing the release, which, if known by Employee, must have materially affected her settlement with the releasee. Employee, being aware of said principle, agrees to expressly waive any rights she may have to that effect, as well as under any other statute or common law principles of similar effect.
7.
No Pending or Future Lawsuits. Employee represents that she has no lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
8.
Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.
9.
Confidentiality. Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to her immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant and any professional tax advisor to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that she will not publicize, directly or indirectly, any Separation Information.
10.
Trade Secrets and Confidential Information/Company Property. Employee reaffirms and agrees to observe and abide by the terms of the Employment Agreement and the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and the restrictive covenants contained therein. Employee’s signature below constitutes her certification under penalty of perjury that she has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with her employment with the Company, or otherwise belonging to the Company.

11.
No Cooperation. Employee agrees that she will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that she cannot provide counsel or assistance.
12.
Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.
13.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, [unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA,] or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, [except as provided by law].
14.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
15.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
16.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION IN BUCKS COUNTY, PENNSYLVANIA BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES (“JAMS”), PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN ACCORDANCE WITH PENNSYLVANIA LAW, INCLUDING THE PENNSYLVANIA RULES OF CIVIL PROCEDURE, AND THE ARBITRATOR SHALL APPLY SUBSTANTIVE AND PROCEDURAL PENNSYLVANIA LAW TO ANY DISPUTE OR CLAIM, WITHOUT REFERENCE TO ANY CONFLICT-OF-LAW PROVISIONS OF ANY JURISDICTION. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH PENNSYLVANIA LAW, PENNSYLVANIA LAW SHALL TAKE

PRECEDENCE. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS PARAGRAPH CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.
17.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on her behalf under the terms of this Agreement. Employee agrees and understands that she is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
18.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
19.
No Representations. Employee represents that she has had an opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

20.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
21.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
22.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the surviving portions of the Employment Agreement, except as modified herein, and the Confidentiality Agreement.
23.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Financial Officer following approval by the Company’s Board of Directors.
24.
Governing Law. This Agreement shall be governed by the laws of the State of Pennsylvania, without regard for choice-of-law provisions. Employee consents to personal and exclusive jurisdiction and venue in the State of Pennsylvania.
25.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”). Employee understands that this Agreement shall be null and void if not executed by Employee within the twenty-one (21) day period set forth under paragraph 5 above.
26.
Counterparts. This Agreement may be executed in counterparts and by facsimile, and each counterpart and facsimile shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
27.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging for a lawful purpose in any Protected Activity. For purposes of this Agreement, “Protected Activity” shall mean filing a charge or complaint, or otherwise communicating, cooperating, or participating with, any state, federal, or other governmental agency, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, and the National Labor Relations Board. Notwithstanding any restrictions set forth in this Agreement, Employee understands that she is not required to obtain authorization from the Company prior to disclosing information to, or communicating with, such agencies, nor is Employee obligated to advise the Company as to any such disclosures or communications. Notwithstanding, in making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential or proprietary information under the Confidentiality Agreement and/or Employment Agreement to any parties other than the relevant government agencies. Employee further understands that “Protected Activity” does not include her disclosure of any Company attorney-client privileged communications, and that any such disclosure without the Company’s written consent shall constitute a material breach of this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
28.
Voluntary Execution of Agreement. Employee understands and agrees that she executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of her claims against the Company and any of the other Releasees. Employee acknowledges that:
(a)
she has read this Agreement;
(b)
she has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of her own choice or has elected not to retain legal counsel;
(c)
she understands the terms and consequences of this Agreement and of the releases it contains; and
(d)
she is fully aware of the legal and binding effect of this Agreement.

[Remainder of Page Intentionally Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Yasmine Wasfi, an individual

Dated:
Yasmine Wasfi

SAVARA INC.

Dated:	By
[Officer Name]
[Officer Title]